EXHIBIT 99.1

OFFERING CIRCULAR U.S.$1,000,000,000 Tennessee Valley Authority 0.750% Global Power Bonds 2020 Series A Due May 15, 2025

Interest Payable May 15 and November 15

The 0.750% Global Power Bonds 2020 Series A Due May 15, 2025 (the “Bonds”) of the Tennessee Valley Authority (“TVA”) will not be subject to redemption prior to maturity. The Bonds will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
The Bonds will be issued, maintained, and transferred only on the book-entry system of the U.S. Federal Reserve Banks as described herein. Transactions in the Bonds will be cleared and settled in book-entry form by Euromarket participants through the facilities of Clearstream, Luxembourg (as defined herein) and Euroclear (as defined herein). See “Clearance and Settlement.” The Bonds will not be exchangeable for definitive securities.
Application will be made to list the Bonds on the New York Stock Exchange (the “NYSE”). By making this application, TVA does not undertake any obligation to maintain the listing of the Bonds on the NYSE.
The Bonds are considered to be obligations in registered form for U.S. federal income tax purposes. Beneficial owners of the Bonds that are not U.S. persons must provide applicable U.S. federal income tax certifications in order to receive payments on the Bonds free of U.S. federal withholding tax. See “U.S. Tax Matters.” TVA will not pay additional interest or other amounts in respect of any withholding or other tax that may be imposed by any jurisdiction on payments on the Bonds as a result of a change in law or otherwise.
TVA is a corporate agency and instrumentality of the United States of America. Principal and interest will be payable solely from TVA’s Net Power Proceeds (as defined herein).
Investment in the Bonds will involve a number of risks. See “Risk Factors” on page 11.
______________________________
The Bonds will not be obligations of, nor will payment of the principal thereof or the interest thereon be guaranteed by, the United States of America. TVA is not required to register securities under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission (“SEC”). TVA files annual reports, quarterly reports, and current reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
______________________________

	Price to Public (1)	Discount to Managers	Net Proceeds to TVA (1)(2)
Per Bond ................................................................	99.706%	0.325%	99.381%
Total .......................................................................	U.S.$997,060,000	U.S.$3,250,000	U.S.$993,810,000

(1)	Plus accrued interest, if any, from May 11, 2020, to date of delivery.

(2)	Before deducting expenses payable by TVA estimated at approximately U.S.$1,000,000.

The Bonds offered by this Offering Circular are offered by the Managers (as defined herein) subject to prior sale, withdrawal, cancellation, or modification of the offer without notice, to delivery to and acceptance by the Managers, and to certain further conditions. It is expected that delivery of the Bonds, in book-entry form, will be made through the book-entry system of the U.S. Federal Reserve Banks on or about May 11, 2020, against payment therefor in immediately available funds.
______________________________________

Joint Book-Running Managers

Barclays	BofA Securities	Morgan Stanley	TD Securities

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Co-Managers

BNP PARIBAS	Citigroup	RBC Capital Markets	Wells Fargo Securities

______________________________________

The date of this Offering Circular is May 6, 2020.

STABILIZATION

CERTAIN OF THE MANAGERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE BONDS. SPECIFICALLY, THE MANAGERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, MAY BID FOR, AND PURCHASE, BONDS IN THE OPEN MARKET, AND MAY IMPOSE PENALTY BIDS. SUCH TRANSACTIONS MAY BE EFFECTED IN AN OVER-THE-COUNTER MARKET OR OTHERWISE AND MAY INCLUDE SHORT SALES AND PURCHASES TO COVER POSITIONS CREATED BY SHORT SALES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE “SUBSCRIPTION AND SELLING.”

ABOUT THIS OFFERING CIRCULAR

This Offering Circular provides you with a description of the Bonds that TVA is offering. This Offering Circular should be read in connection with the SEC Filings (as defined herein), each of which is incorporated herein by reference. This Offering Circular and the SEC Filings are collectively referred to herein as the “Offering Documents.” See “Where You Can Find More Information” for more information about the SEC Filings.

No dealer, salesperson, or any other person has been authorized by TVA to give any information or to make any representations on behalf of TVA other than those contained in the Offering Documents or any supplement to any of the Offering Documents prepared by TVA for use in connection with the offer made by this Offering Circular. If given or made, such information or representations must not be relied upon as having been authorized by TVA. Neither the delivery of any Offering Documents nor any sale of Bonds described herein shall under any circumstances create an implication that the information provided herein is correct at any time subsequent to its date, and TVA assumes no duty to update any Offering Document. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy the Bonds described herein in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This Offering Circular has been prepared by TVA solely for use in connection with the offering of the Bonds described herein and for purposes of listing the Bonds on the NYSE. TVA has taken reasonable care to ensure that the information contained in this Offering Circular is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statements herein in light of the circumstances under which such statements are made. TVA accepts responsibility accordingly.

In the Offering Documents, references to “U.S. dollars,” “U.S.$,” “dollars,” and “$” are to United States dollars, and references to “£” are to British pounds sterling.

WHERE YOU CAN FIND MORE INFORMATION

TVA files annual, quarterly, and current reports with the SEC. TVA’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at TVA’s website at www.tva.gov. Information contained on TVA’s website shall not be deemed to be incorporated into, or to be a part of, this Offering Circular or the other Offering Documents except to the extent otherwise expressly incorporated herein or in the other Offering Documents.

TVA incorporates by reference into this Offering Circular certain information that TVA files with the SEC. This means that TVA discloses important information to you by referring you to another document. The information that TVA incorporates by reference is considered to be part of this Offering Circular, and information that TVA subsequently files with the SEC will automatically update and, where different, supersede the information in this Offering Circular and in TVA’s prior SEC Filings. Nothing in this Offering Circular shall be deemed to incorporate information furnished to, but not filed with, the SEC, including information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to any such Form 8-K.

TVA is incorporating by reference into this Offering Circular the following documents that TVA has filed with the SEC as well as any future filings that TVA makes with the SEC under Section 37 of the Exchange Act (collectively, the “SEC Filings”):

•	TVA’s annual report on Form 10-K/A for the fiscal year ended September 30, 2019 (the “Annual Report”);

•	TVA’s quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2019, and March 31, 2020 (collectively, the “Quarterly Reports”); and

•	TVA’s current reports on Form 8-K filed with the SEC on December 9, 2019, January 8, 2020, March 3, 2020, and March 30, 2020 (collectively, the “Current Reports”).

You may request a copy of these filings at no cost by writing or calling TVA at the following address:

Tennessee Valley Authority
400 West Summit Hill Drive
Knoxville, TN 37902-1401
Attention: Treasury & Investor Relations
E-mail: investor@tva.com
Telephone:
1-888-882-4975 (toll-free in the U.S.)
1-888-882-4967 (toll-free outside the U.S.)

OFFERING AND SELLING RESTRICTIONS

No action has been (or will be) taken in any jurisdiction by TVA or any of the Managers (other than the listing of the Bonds on the NYSE) that would permit a public offering of the Bonds, or possession or distribution of the Offering Circular or any other Offering Documents or offering material in any country or jurisdiction where action for that purpose is required (other than states of the United States in connection with securities or Blue Sky laws of such states).

The distribution of this Offering Circular and the offering of the Bonds may, in certain jurisdictions, be restricted by law. Persons into whose possession this Offering Circular comes are required by TVA and the Managers to inform themselves of and observe all such restrictions.

For further information regarding restrictions on offering and selling Bonds, see “Subscription and Selling.”

The Bonds described in this Offering Circular have not been registered with, recommended by, or approved by the SEC or any other domestic or foreign regulatory securities commission or authority. In addition, neither the SEC nor any other regulatory commission or authority has passed upon the accuracy or adequacy of this Offering Circular. Any representation to the contrary is a criminal offense.

Singapore Securities and Futures Act Product Classification: The Bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

FORWARD-LOOKING STATEMENTS

The Offering Documents contain forward-looking statements relating to future events and future performance. All statements other than those that are purely historical may be forward-looking statements.

In certain cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “project,” “plan,” “predict,” “assume,” “forecast,” “estimate,” “objective,” “possible,” “probably,” “likely,” “potential,” or “speculate,” the negative of such words, or other similar expressions.

Although TVA believes that the assumptions underlying any forward-looking statements are reasonable, TVA does not guarantee the accuracy of these statements.  Numerous factors could cause actual results to differ materially from those in any forward-looking statements.  These factors include, among other things:

•
The impact of the pandemic resulting from the outbreak of the Coronavirus Disease 2019 (“COVID-19”) on TVA’s revenues, the demand for electricity, TVA’s workforce and operations, the availability of fuel and critical parts, supplies, and services, and the business and financial condition of TVA’s customers and counterparties;

•
The duration and severity of the COVID-19 pandemic, actions taken to contain its spread and mitigate its effects, and broader impacts of the COVID-19 pandemic on economic and market conditions, including impacts on interest rates, commodity prices, investment performance, and foreign currency exchange rates;

•
New, amended, or existing laws, regulations, or administrative orders or interpretations, including those related to environmental matters, and the costs of complying with these laws, regulations, or administrative orders or interpretations;

•
The cost of complying with known, anticipated, or new emissions reduction requirements, some of which could render continued operation of many of TVA’s aging coal-fired generation units not cost-effective or result in their removal from service, perhaps permanently;

•
Significant reductions in demand for electricity produced through non-renewable or centrally located generation sources that may result from, among other things, economic downturns, increased energy efficiency and conservation, increased utilization of distributed generation and microgrids, and improvements in alternative generation and energy storage technologies;

•	Changes in customer preferences for energy produced from cleaner generation sources;

•	Changes in technology;

•	Actions taken, or inaction, by the U.S. government relating to the national or TVA debt ceiling or automatic spending cuts in government programs;

•
Costs or liabilities that are not anticipated in TVA’s financial statements for third-party claims, natural resource damages, environmental cleanup activities, or fines or penalties associated with unexpected events such as failures of a facility or infrastructure;

•	Addition or loss of customers by TVA or the local power company customers of TVA;

•	Significant delays, cost increases, or cost overruns associated with the construction and maintenance of generation, transmission, navigation, flood control, or related assets;

•	Requirements or decisions changing the amount or timing of funding obligations associated with TVA’s pension plans, other post-retirement benefit plans, or health care plans;

•	Increases in TVA’s financial liabilities for decommissioning its nuclear facilities or retiring other assets;

•	Risks associated with the operation of nuclear facilities or other generation and related facilities, including coal combustion residuals (“CCR”) facilities;

•	Physical attacks on TVA’s assets;

•	Cyber attacks on TVA’s assets or the assets of third parties upon which TVA relies;

•	The outcome of legal or administrative proceedings;

•
The failure of TVA’s generation, transmission, navigation, flood control, and related assets and infrastructure, including CCR facilities, to operate as anticipated, resulting in lost revenues, damages, or other costs that are not reflected in TVA’s financial statements or projections;

•	Differences between estimates of revenues and expenses and actual revenues earned and expenses incurred;

•	Weather conditions;

•
Catastrophic events such as fires, earthquakes, explosions, solar events, electromagnetic pulses, geomagnetic disturbances, droughts, floods, hurricanes, tornadoes, or other casualty events or pandemics, wars, national emergencies, terrorist activities, or other similar events, especially if these events occur in or near TVA’s service area;

•	Events at a TVA facility, which, among other things, could result in loss of life, damage to the environment, damage to or loss of the facility, and damage to the property of others;

•
Events or changes involving transmission lines, dams, and other facilities not operated by TVA, including those that affect the reliability of the interstate transmission grid of which TVA’s transmission system is a part and those that increase flows across TVA’s transmission grid;

•
Disruption of fuel supplies, which may result from, among other things, economic conditions, weather conditions, production or transportation difficulties, labor challenges, or environmental laws or regulations affecting TVA’s fuel suppliers or transporters;

•	Purchased power price volatility and disruption of purchased power supplies;

•	Events which affect the supply of water for TVA’s generation facilities;

•	Changes in TVA’s determinations of the appropriate mix of generation assets;

•	Ineffectiveness of TVA’s efforts at adapting its organization to an evolving marketplace and remaining cost competitive;

•	Inability to use regulatory accounting or loss of regulatory accounting approval for certain costs;

•	Inability to obtain, or loss of, regulatory approval for the construction or operation of assets;

•	The requirement or decision to make additional contributions to TVA’s Nuclear Decommissioning Trust or Asset Retirement Trust;

•
Limitations on TVA’s ability to borrow money which may result from, among other things, TVA’s approaching or substantially reaching the limit on bonds, notes, and other evidences of indebtedness specified in the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee;

•
An increase in TVA’s cost of capital that may result from, among other things, changes in the market for TVA’s debt securities, changes in the credit rating of TVA or the U.S. government, or, potentially, an increased reliance by TVA on alternative financing should TVA approach its debt limit;

•	Changes in the economy and volatility in financial markets;

•	Reliability or creditworthiness of counterparties;

•	Changes in the market price of commodities such as coal, uranium, natural gas, fuel oil, crude oil, construction materials, reagents, electricity, or emission allowances;

•	Changes in the market price of equity securities, debt securities, or other investments;

•	Changes in interest rates, currency exchange rates, or inflation rates;

•	Ineffectiveness of TVA’s disclosure controls and procedures or its internal control over financial reporting;

•	Inability to eliminate identified deficiencies in TVA’s systems, standards, controls, or corporate culture;

•	Inability to attract or retain a skilled workforce;

•	Inability to respond quickly enough to current or potential customer demands or needs;

•
Events at a nuclear facility, whether or not operated by or licensed to TVA, which, among other things, could lead to increased regulation or restriction on the construction, ownership, operation, or decommissioning of nuclear facilities or on the storage of spent fuel, obligate TVA to pay retrospective insurance premiums, reduce the availability and affordability of insurance, increase the costs of operating TVA’s existing nuclear units, or cause TVA to forego future construction at these or other facilities;

•	Loss of quorum of the TVA Board of Directors (the “TVA Board”);

•	Changes in the priorities of the TVA Board or TVA senior management; or

•	Other unforeseeable events.

See also Item 1A, Risk Factors, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report, and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Quarterly Reports for a discussion of factors that could cause actual results to differ materially from those in any forward-looking statement.   New factors emerge from time to time, and it is not possible for TVA to predict all such factors or to assess the extent to which any factor or combination of factors may impact TVA’s business or cause results to differ materially from those contained in any forward-looking statement.

TVA undertakes no obligation to update any forward-looking statement to reflect developments that occur after the statement is made.

TABLE OF CONTENTS

Offering Circular
page
Stabilization.............................................................................................................................................	1
About This Offering Circular...................................................................................................................	1
Where You Can Find More Information..................................................................................................	1
Offering and Selling Restrictions............................................................................................................	2
Forward-Looking Statements..................................................................................................................	2
Summary of Offering...............................................................................................................................	7
Tennessee Valley Authority......................................................................................................................	9
Risk Factors.............................................................................................................................................	11
Use of Proceeds.......................................................................................................................................	11
Description of Bonds...............................................................................................................................	11
Certain Provisions of the Basic Resolution.............................................................................................	14
Clearance and Settlement........................................................................................................................	16
Legality of Investment in the United States............................................................................................	17
U.S. Tax Matters......................................................................................................................................	18
Subscription and Selling........................................................................................................................	22
General Information.................................................................................................................................	26
Validity of Bonds.....................................................................................................................................	27

SUMMARY OF OFFERING

The information below is qualified in its entirety by the detailed information appearing in TVA’s SEC Filings (and any amendments thereto) and elsewhere in this Offering Circular. Capitalized terms used and not defined in this summary have the meanings defined in TVA’s SEC Filings and elsewhere in this Offering Circular.

Issuer..............................................................................	TVA is a corporate agency and instrumentality of the United States of America established by the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee (as amended, the “Act”).

Securities Offered..........................................................	The Bonds, consisting of U.S.$1,000,000,000 aggregate principal amount of 0.750% Global Power Bonds 2020 Series A Due May 15, 2025.

Interest...........................................................................	The Bonds will bear interest from May 11, 2020 at the annual rate set forth on the cover page hereof, payable semiannually in arrears on each May 15 and November 15, commencing November 15, 2020.

Redemption....................................................................	The Bonds will not be subject to redemption prior to maturity.

Fiscal Agent...................................................................	U.S. Federal Reserve Banks.

Listing............................................................................	Application will be made to list the Bonds on the NYSE. By making this application, TVA does not undertake any obligation to maintain the listing of the Bonds on the NYSE.

Use of Proceeds.............................................................	The net proceeds received by TVA from the sale of the Bonds will be used to refinance existing debt or for other power system purposes.

Source of Payment.........................................................
The interest and principal on the Bonds are payable solely from Net Power Proceeds and are not obligations of, or guaranteed by, the United States of America. See “Certain Provisions of the Basic Resolution.”

Form and Denomination of Bonds................................
The Bonds will be issued and maintained and may be transferred by Holders (as defined herein) only on the book-entry system of the U.S. Federal Reserve Banks. See “Description of Bonds ─ Book-Entry System.” The Bonds will not be exchangeable for definitive securities. The Bonds will be issued and must be maintained and transferred in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Clearance and Settlement..............................................
The Bonds must be held in accounts with institutions having access in the United States to the book-entry system of the U.S. Federal Reserve Banks. Transactions in the Bonds will be cleared and settled by Euromarket participants through the facilities of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement.”

Legality of Investment in the United States..................
Each person or entity is advised to consult with its own counsel with respect to the legality of investment in Bonds. The following generally describes the legality of investment in the United States in Power Bonds (as defined herein). Power Bonds are:

* acceptable as security for all fiduciary, trust, and public funds, the investment or deposit of which shall be under the authority or control of any officer or agency of the United States of America;

* eligible as collateral for U.S. Treasury tax and loan accounts;

* among those obligation which U.S. national banks may deal in, underwrite, and purchase for their own accounts in an amount up to 10 percent of unimpaired capital and surplus;

* eligible as collateral for advances by U.S. Federal Reserve Banks to member banks;

* legal investments for U.S. federal savings associations and U.S. federal savings banks to the extent specified in applicable regulations;

* eligible as collateral for advances by U.S. Federal Home Loan Banks to members for which Power Bonds are legal investments; and

* legal investments for U.S. federal credit unions, subject to applicable regulations.

See “Legality of Investment in the United States.”

No Acceleration.............................................................	The Bonds will not contain any provisions permitting the Holders to accelerate the maturity thereof on the occurrence of any default or other event. See “Certain Provisions of the Basic Resolution.”

Taxation.........................................................................
U.S. federal income tax generally will not be withheld from payments on Bonds that are beneficially owned by non-U.S. beneficial owners, provided that an appropriate U.S. Internal Revenue Service Form W-8, or other appropriate form is completed and provided. See “U.S. Tax Matters.” The Bonds are not subject to redemption by reason of the imposition of withholding or other tax by any jurisdiction, and TVA will have no obligation to pay additional interest or other amounts in respect of any such tax that may be imposed on payments on the Bonds as a result of a change in law or otherwise, including but not limited to any withholding tax that may be imposed as a result of a failure to provide an applicable U.S. Internal Revenue Service form. For further discussion of U.S. tax consequences with respect to the purchase, ownership, or disposition of the Bonds, see “U.S. Tax Matters.”

ISIN............................................................................	US880591EW81
CUSIP Number..........................................................	880591 EW8

TENNESSEE VALLEY AUTHORITY

Overview

TVA is a corporate agency and instrumentality of the United States (“U.S.”) that was created in 1933 by federal legislation in response to a proposal by President Franklin D. Roosevelt.  TVA was created to, among other things, improve navigation on the Tennessee River, reduce the damage from destructive flood waters within the Tennessee River system and downstream on the lower Ohio and Mississippi Rivers, further the economic development of TVA’s service area in the southeastern United States, and sell the electricity generated at the facilities TVA operates. Today, TVA operates the nation’s largest public power system and supplies power to a population of nearly 10 million people.

TVA manages the Tennessee River, its tributaries, and certain shorelines to provide, among other things, year-round navigation, flood damage reduction, and affordable and reliable electricity. TVA also manages the river system to provide recreational opportunities, adequate water supply, improved water quality, natural resource protection, and economic development.  TVA performs these management duties in cooperation with other federal and state agencies that have jurisdiction and authority over certain aspects of the river system. In addition, the TVA Board has established two councils - the Regional Resource Stewardship Council and the Regional Energy Resource Council - to advise TVA on its stewardship activities in the Tennessee Valley and its energy resource activities.

Initially, all TVA operations were funded by federal appropriations.  Direct appropriations for the TVA power program ended in 1959, and appropriations for TVA’s stewardship, economic development, and multipurpose activities ended in 1999.  Since 1999, TVA has funded all of its operations almost entirely from the sale of electricity and power system financings.  TVA’s power system financings consist primarily of the sale of debt securities and secondarily of alternative forms of financing such as lease arrangements.  As a wholly-owned government corporation, TVA is not authorized to issue equity securities.

Although TVA is similar to other power companies in many ways, there are many features that make it different. Some of these include:

•	TVA was created by an act of the U.S. Congress and is a wholly-owned corporate agency of the United States.

•	Each member of the TVA Board is appointed by the President of the United States with the advice and consent of the U.S. Senate.

•	TVA does not own real property; it holds the real property it uses or manages as an agent for the United States.

•	TVA is required to make payments to the United States Treasury as a return on the appropriation investment that the United States provided TVA for its power program (the “Appropriation Investment”).

•
TVA is not authorized to issue equity securities such as common or preferred stock. Accordingly, TVA finances its operations primarily with cash flows from operations and proceeds from debt issuances or other financings.

•
The TVA Board sets the rates TVA charges for power. In setting rates, the TVA Board must have due regard for the objective that power be sold at rates as low as are feasible. These rates are not subject to judicial review or review by any regulatory body.

•
TVA is exempt from paying U.S. federal income taxes and state and local taxes, but it must pay certain states and counties an amount in lieu of taxes equal to five percent of TVA’s gross revenues from the sale of power during the preceding year, excluding sales or deliveries to other federal agencies and off-system sales with other utilities, with a provision for minimum payments under certain circumstances.

•
TVA performs stewardship activities in connection with the Tennessee River and its tributaries and is required by federal law to fund these activities primarily with revenues from the power system and to a lesser extent with revenues from other sources.

Financing

TVA’s power system financings consist primarily of the sale of Power Bonds and discount notes. Power Bonds have maturities of between one and 50 years, and discount notes have maturities of less than one year. Power Bonds and discount notes have a first priority and equal claim of payment out of Net Power Proceeds, which are defined as the remainder of TVA’s Gross Power Revenues (as defined in the Basic Resolution) after deducting the costs of operating, maintaining, and administering its power properties (including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power) and payments to states and counties in lieu of taxes, but before deducting depreciation accruals or other charges representing the amortization of capital expenditures, plus the net proceeds of the sale or other disposition of any Power Facility (as defined in the Basic Resolution) or interest therein. The Act also requires TVA to make certain payments to the U.S. Treasury each year from Net Power Proceeds in excess of those required for debt service as a return on the Appropriation Investment. See “Certain Provisions of the Basic Resolution.”

TVA has also entered into several lease-leaseback transactions that require the payment of periodic, or “basic,” rent. Each of these transactions also requires TVA to pay additional, or “supplemental,” rent in some circumstances, including in connection with a termination of the lease-leaseback. TVA also has entered into two lease-purchase transactions that require TVA to pay periodic basic rent and, in some circumstances, supplemental rent. In connection with these lease-purchase transactions, TVA has consolidated variable interest entities of which it is the primary beneficiary.

TVA believes that basic rent payments under the lease-leaseback transactions constitute costs of operating, maintaining, and administering TVA’s power properties. While TVA intends that basic rent payments under the lease-purchase transactions be treated as costs of operating, maintaining, and administering its power properties for purposes of the Act and the Resolutions (as defined herein), such treatment is not free from doubt, and no assurance can be given that a court would conclude that basic rent constitutes a cost of operating, maintaining, and administering TVA’s power properties. TVA believes that supplemental rent payments under either a lease-leaseback or a lease-purchase transaction would not constitute costs of operating, maintaining, and administering its power properties. However, the treatment of supplemental rent is also not free from doubt. Payments of costs of operating, maintaining, and administering TVA’s power properties have priority over payments on the Bonds.

TVA has covenanted in connection with the lease-purchase transactions to charge rates which, together with other monies available to TVA, will be sufficient to pay all charges relating to its power program, including rent under its lease transactions with respect to its power properties.

RISK FACTORS

Your investment in the Bonds will involve a number of risks. Before you decide that an investment in the Bonds is suitable for you, you should carefully consider the risks set forth in Item 1A, Risk Factors, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report, and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Quarterly Report, as well as in other filings that TVA makes from time to time with the SEC. In addition, you should consult your own financial and legal advisors regarding the risks and suitability of an investment in the Bonds.

USE OF PROCEEDS

TVA will use the net proceeds from the sale of the Bonds of approximately U.S.$992,810,000 (after deducting expenses estimated to be approximately U.S. $1,000,000) to refinance existing debt or for other power system purposes.

DESCRIPTION OF BONDS

General

The Bonds are to be issued pursuant to authority vested in TVA by the Act and pursuant to the Basic Tennessee Valley Authority Power Bond Resolution adopted on October 6, 1960, as amended on September 28, 1976, October 17, 1989, and March 25, 1992 (the “Basic Resolution”), the Supplemental Resolution authorizing the Bonds adopted on August 22, 2019 (the “Supplemental Resolution” and, together with the Basic Resolution, the “Resolutions”), and an authorization dated as of April 14, 2020, from Jeffrey J. Lyash, President and Chief Executive Officer, and John M. Thomas, III, Executive Vice President and Chief Financial Officer, authorizing the issuance of the Bonds. TVA has entered into a Fiscal Agency Agreement, dated as of October 7, 1997 (the “Fiscal Agency Agreement”) with the U.S. Federal Reserve Banks, as fiscal agents (together, the “Fiscal Agent”). The U.S. Secretary of the Treasury has approved the time of issuance of, and the maximum rate of interest to be borne by, the Bonds in compliance with Section 15d(c) of the Act. The Bonds represent obligations of TVA payable solely from TVA’s Net Power Proceeds and are not obligations of, or guaranteed by, the United States of America.

The Act authorizes TVA to issue and sell bonds, notes, and other evidences of indebtedness (hereinafter collectively referred to as “Evidences of Indebtedness”) to assist in financing its power program and to refund such Evidences of Indebtedness. Evidences of Indebtedness issued pursuant to Section 2.2 of the Basic Resolution designated as Tennessee Valley Authority Power Bonds are herein referred to as “Power Bonds.” The aggregate amount of Evidences of Indebtedness at any one time outstanding is limited to U.S.$30 billion. As of March 31, 2020, TVA had approximately U.S.$20.2 billion and £600 million (£200 million issued in December 1998, £250 million issued in July 2001, and £150 million issued in June 2003) of Evidences of Indebtedness outstanding. At the time TVA issued the British pound sterling Evidences of Indebtedness, TVA entered into currency swap agreements to hedge against fluctuations in the U.S. dollar-British pound sterling currency exchange rate. For information with respect to TVA’s Power Bonds and the Basic Resolution, see “Certain Provisions of the Basic Resolution.”

The summaries herein of certain provisions of the Act, the Resolutions, and the Fiscal Agency Agreement may not contain all information that is important to investors and are qualified in their entirety by reference to all the provisions of the Act, the Resolutions, and the Fiscal Agency Agreement, copies of which may be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1401, Attention: Treasury & Investor Relations, by sending an e-mail to investor@tva.com, by calling toll-free 1-888-882-4975 in the United States, or by calling toll-free 1-888-882-4967 from outside the United States.

The Bonds will be Power Bonds as defined above and will be payable as to both principal and interest solely from TVA’s Net Power Proceeds. The Bonds rank equally as to the application of Net Power Proceeds with all other Power Bonds and all other outstanding Evidences of Indebtedness. For a further discussion of the application of Net Power Proceeds, see “Certain Provisions of the Basic Resolution.”

There is no limit on other indebtedness or securities that may be issued by TVA and no financial or similar restrictions on TVA exist, except, in each case, as provided under the Act, the Basic Resolution, and the Supplemental Resolution. TVA issues its discount notes pursuant to Section 15d of the Act and in accordance with Section 2.5 of the Basic Resolution. TVA may also issue other indebtedness in addition to Power Bonds and discount notes. Other indebtedness is issued pursuant to Section 15d of the Act and under appropriate authorizing resolutions. See “Certain Provisions of the Basic Resolution.”

In accordance with Public Law No. 105-62, enacted in 1997, TVA is required, in the absence of sufficient appropriations, to fund nonpower programs and the nonpower portion of multiple-purpose facilities that constitute “essential stewardship activities” with revenues derived from one or more of various sources, including power program revenues, notwithstanding provisions of the Act and Resolutions to the contrary. Under the Supplemental Resolution, actions taken pursuant to Public Law No. 105-62 shall not be considered an event of default or breach under the Resolutions.

Possible Future Issuances

Additional Bonds may be issued in one or more future installments without the consent of Holders (as such term is defined under “Book-Entry System”) of the Bonds. The Supplemental Resolution provides that the aggregate principal amount of such future installments, together with all previously issued Bonds, may exceed the aggregate limit set forth in the Supplemental Resolution. Additional Bonds so issued shall be identical in all respects to the Bonds offered hereby (except for any appropriate related changes, including changes in the issue date, issue price and interest commencement date).

Payment of Principal and Interest

The Bonds will consist of U.S.$1,000,000,000 aggregate principal amount of 0.750% Tennessee Valley Authority Global Power Bonds 2020 Series A Due May 15, 2025 (the maturity date being hereinafter referred to as the “Maturity Date”). The Bonds will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof in book-entry form only through the U.S. Federal Reserve Banks as described below under “Book-Entry System.” Interest will be payable semiannually in arrears on May 15 and November 15 (each, an “Interest Payment Date”), commencing on November 15, 2020. Such interest payments will include any interest accrued from and including May 11, 2020, or the preceding Interest Payment Date, as the case may be, to but excluding the relevant Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Bonds will be repaid at 100 percent of the principal amount thereof, together with the interest accrued and unpaid thereon, on the Maturity Date. The Bonds are not entitled to the benefit of any sinking fund. Payments of principal and interest on the Bonds will be made on the applicable payment dates to Holders of the Bonds that are Holders as of the close of business on the Business Day preceding such payment dates, by credit of the payment amount to the Holders’ accounts at the U.S. Federal Reserve Banks. The Holder and each other financial intermediary in the chain to the beneficial owner will have the responsibility of remitting payments for the accounts of their customers.

In any case in which an Interest Payment Date or the Maturity Date is not a Business Day, payment of principal or interest, as the case may be, by TVA to the Holders shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date. The term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to be closed. There is no prescription period with respect to the Bonds.

Certain certification requirements are applicable to payments of interest on the Bonds. The Holder or other persons otherwise required to withhold tax may require the beneficial owner of a Bond, as a condition of payment of amounts due with respect to such Bond, to present on a timely basis an appropriate U.S. Internal Revenue Service Form W-9 or U.S. Internal Revenue Service Form W-8 or other appropriate form to enable such person to determine its duties and liabilities with respect to any taxes or other charges that may be required to be deducted or withheld under U.S. law or any reporting or other requirements thereunder. See “U.S. Tax Matters.” In the event that any withholding or other tax or information reporting requirements should be imposed by any jurisdiction, TVA has no obligation to pay additional interest or other amounts as a consequence thereof or to redeem the Bonds prior to their stated maturity.

Redemption

The Bonds will not be subject to redemption prior to maturity.

Book-Entry System

The Bonds will be issued and maintained in registered form and may be transferred only on the book-entry system of the U.S. Federal Reserve Banks in minimum principal amounts of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The U.S. Federal Reserve Banks will maintain book-entry accounts with respect to the Bonds and will make payments, on behalf of TVA, of interest on and principal of the Bonds on the applicable payment dates by crediting Holders’ accounts at the U.S. Federal Reserve Banks. The Bonds will not be exchangeable for definitive securities.

Regulations governing the use of the book-entry system for the Bonds are contained in 18 C.F.R. Part 1314. These regulations and procedures relate primarily to the registration, transfer, exchange, and pledge of such obligations. The accounts of Holders on the U.S. Federal Reserve Banks book-entry system are governed by applicable operating circulars of the U.S. Federal Reserve Banks. The U.S. Federal Reserve Banks’ handling of the Bonds, and the rights, duties, and obligations with respect thereto, will be governed exclusively by the applicable operating circulars of the U.S. Federal Reserve Banks, TVA’s book-entry regulations, and such other federal book-entry regulations as may be applicable, notwithstanding any inconsistent procedures or requirements of any depository or organized exchange.

The Bonds may be held of record only by entities eligible to maintain book-entry accounts with the U.S. Federal Reserve Banks. Such entities whose names appear on the book-entry records of a U.S. Federal Reserve Bank as the entities for whose accounts the Bonds have been deposited are herein referred to as “Holders.” A Holder is not necessarily the beneficial owner of a Bond. Beneficial owners will ordinarily hold Bonds through one or more financial intermediaries, such as banks, brokerage firms, and securities clearing organizations. A Holder that is not the beneficial owner of a Bond, and each other financial intermediary in the chain to the beneficial owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the beneficial owner of a Bond with respect to TVA and the U.S. Federal Reserve Banks may be exercised only through the Holder thereof. TVA and the U.S. Federal Reserve Banks will have no direct obligation to a beneficial owner of a Bond that is not also the Holder of such Bond. The U.S. Federal Reserve Banks will act only upon the instructions of Holders in recording transfers of the Bonds. See “Clearance and Settlement” with respect to entities holding Bonds through the international clearance and settlement systems.

Fiscal Agent

TVA has agreed, subject to applicable laws and regulations and the provisions of the Fiscal Agency Agreement, the Bonds, and the Resolutions, so long as the Bonds are outstanding, to maintain a Fiscal Agent. The Fiscal Agent will be the U.S. Federal Reserve Banks. TVA and the Fiscal Agent may amend, modify, or supplement, in any respect, or may terminate, substitute, or replace the Fiscal Agency Agreement without the consent of any Holder. In acting under the Fiscal Agency Agreement, the Fiscal Agent acts solely as a fiscal agent of TVA and does not assume any obligation or relationship of agency or trust for or with any Holder of the Bonds except as set forth in applicable operating circulars and letters of the U.S. Federal Reserve Banks. The address of the Fiscal Agent is set forth on the back cover page hereof.

Governing Law

The Fiscal Agency Agreement is, and the Bonds shall be, governed by and construed in accordance with the laws of the State of New York, except to the extent that U.S. federal law applies. Any litigation regarding the Fiscal Agency Agreement or the Bonds would have to be brought in a court with competent venue and jurisdiction.

Listing

Application will be made to list the Bonds on the NYSE. By making this application, TVA does not undertake any obligation to maintain the listing of the Bonds on the NYSE.

Notices

Notices and other communications will be given by transmission to a Holder through the communication system linking the U.S. Federal Reserve Banks. Notices will be deemed to have been sufficiently given or made, for all purposes, upon such transmission.

Copies of notices will also be posted on TVA’s website (www.tva.gov) and, to the extent required by the NYSE, be subject to a press release issued to one or more recognized financial news services.

Modification and Amendment

TVA may modify or amend any of the terms or provisions of the Bonds in accordance with the provisions for such modifications and amendments contained in the Basic Resolution. See “Certain Provisions of the Basic Resolution ─ Modifications of Resolutions and Outstanding Bonds.”

CERTAIN PROVISIONS OF THE BASIC RESOLUTION

The following summary of certain provisions of the Basic Resolution may not contain all information that is important to investors and is qualified in its entirety by reference to the full text of the Basic Resolution. Capitalized terms used but not defined below have the meanings specified in the Basic Resolution.

Application of Net Power Proceeds

Section 2.3 of the Basic Resolution provides as follows:

Net Power Proceeds shall be applied, and the Corporation hereby specifically pledges them for application, first to payments due as interest on Bonds, on Bond Anticipation Obligations, and on any Evidences of Indebtedness issued pursuant to section 2.5 which rank on a parity with Bonds as to interest; to payments of the principal due on Bonds for the payment of which other provisions have not been made and on any Evidences of Indebtedness issued pursuant to section 2.5 which rank on a parity with Bonds as to principal and for the payment of which other provisions have not been made; and to meeting requirements of sinking funds or other analogous funds under any Supplemental Resolutions. The remaining Net Power Proceeds shall be used only for:

(a)	Required interest payments on any Evidences of Indebtedness issued pursuant to section 2.5 which do not rank on a parity with Bonds as to interest.

(b)	Required payments of or on account of principal of any Evidences of Indebtedness which do not rank on a parity with Bonds as to principal.

(c)	Minimum payments into the United States Treasury required by the Act in repayment of and as a return on the Appropriation Investment.

(d)
Investment in Power Assets, additional reductions of the Corporation’s capital obligations, and other lawful purposes related to the Power Program; provided, however, that payments into the United States Treasury in any fiscal year in reduction of the Appropriation Investment in addition to the minimum amounts required for such purpose by the Act may be made only if there is a net reduction during such year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes, and only to such extent that the percentage of aggregate reduction in the Appropriation Investment during such year does not exceed the percentage of net reduction during the year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes.

Section 2.5 of the Basic Resolution provides as follows:

To assist in financing its Power Program the Corporation may issue Evidences of Indebtedness other than Bonds and Bond Anticipation Obligations, which may be payable out of Net Power Proceeds subject to the provisions of section 2.3 hereof. Such other Evidences of Indebtedness may rank on a parity with but shall not rank ahead of the Bonds as to payments on account of the principal thereof or the interest thereon.

Rate Covenant

Section 3.2 of the Basic Resolution provides as follows:

The Corporation shall fix, maintain, and collect rates for power sufficient to meet in each fiscal year the requirements of that portion of the present subsection (f) of section 15d of the Act which reads as follows:

The Corporation shall charge rates for power which will produce gross revenues sufficient to provide funds for operation, maintenance, and administration of its power system; payments to States and counties in lieu of taxes; debt service on outstanding bonds, including provision and maintenance of reserve funds and other funds established in connection therewith; payments to the Treasury as a return on the Appropriation Investment pursuant to subsection (e) hereof; payment to the Treasury of the repayment sums specified in subsection (e) hereof; and such additional margin as the Board may consider desirable for investment in power system assets, retirement of outstanding bonds in advance of maturity, additional reduction of appropriation investment, and other purposes connected with the Corporation’s power business, having due regard for the primary objectives of the Act, including the objective that power shall be sold at rates as low as are feasible.

For purposes of this Resolution, “debt service on outstanding bonds,” as used in the above provision of the Act, shall mean for any fiscal year the sum of all amounts required to be (a) paid during such fiscal year as interest on Evidences of Indebtedness, (b) accumulated in such fiscal year in any sinking or other analogous fund provided for in connection with any Evidences of Indebtedness, and (c) paid in such fiscal year on account of the principal of any Evidences of Indebtedness for the payment of which funds will not be available from sinking or other analogous funds, from the proceeds of refunding issues, or from other sources; provided, however, that for purposes of clause (c) of this definition Bond Anticipation Obligations and renewals thereof shall be deemed to mature in the proportions and at the times provided for paying or setting aside funds for the payment of the principal of the authorized Bonds in anticipation of the issuance of which such Bond Anticipation Obligations were issued.

The rates for power fixed by the Corporation shall also be sufficient so that they would cover all requirements of the above-quoted provision of subsection (f) of section 15d of the Act if, in such requirements, there were substituted for “debt service on outstanding bonds” for any fiscal year the amount which if applied annually for 35 years would retire, with interest at the rates applicable thereto, the originally issued amounts of all series of Bonds and other Evidences of Indebtedness, any part of which was outstanding on October 1 of such year.

Rates set by the TVA Board are not subject to review or approval by any state or federal regulatory body. It is possible, however, that in the future the ability of the TVA Board to set rates as specified in the Act and the Basic Resolution could be adversely affected by legislative changes or by competitive pressures. See Item 1A, Risk Factors in the Annual Report.

Covenant for Protection of Bondholders’ Investment

Under the Act and Section 3.3 of the Basic Resolution, TVA must, in successive five-year periods, use an amount of Net Power Proceeds at least equal to the sum of (1) depreciation accruals and other charges representing the amortization of capital expenditures applicable to its power properties and (2) the net proceeds from any disposition of power facilities in such period for either (a) the reduction of its capital obligations (including Evidences of Indebtedness and the government’s Appropriation Investment) or (b) reinvestment in power assets. TVA met this test for the five-year period ended September 30, 2015, and must next meet this test for the five-year period ending September 30, 2020.

Modifications of Resolutions and Outstanding Bonds

The Basic Resolution provides for amendments to it, to any Supplemental Resolution, and to any outstanding Power Bonds. Generally, TVA may make amendments to the respective rights and obligations of TVA and the bondholders with the written consent of the holders of at least 66 2/3 percent in principal amount of the outstanding Power Bonds to which the amendment applies. However, TVA may not make changes in the maturity of the principal of any Power Bond or any interest installment thereon or reduction in the principal amount, redemption premium, or rate of interest with respect to any Power Bond, or in the above percentage for any such consent, without the consent of the holder of such Power Bond.

Additionally, TVA may amend the Basic Resolution or any Supplemental Resolution without the consent of the bondholders in order (1) to close the Basic Resolution against the issuance of additional Power Bonds or to restrict such issuance by imposing additional conditions or restrictions; (2) to add other covenants and agreements to be observed by TVA or to eliminate any right, power, or privilege conferred upon TVA by the Basic Resolution; (3) to modify any provisions to release TVA from any of its obligations, covenants, agreements, limitations, conditions, or restrictions, provided that such modification or release shall not become effective with respect to any Power Bonds issued prior to the adoption of such amendment; (4) to correct any defect, ambiguity, or inconsistency in, or to make provisions in regard to matters or questions arising under, the Basic Resolution or any Supplemental Resolution, so long as such amendments are not contrary to, or inconsistent with, the Basic Resolution or such Supplemental Resolution; or (5) to make any other modification or amendment which the TVA Board by resolution determines will not materially and adversely affect the interests of holders of the Power Bonds; provided, however, that no such amendatory resolution shall be deemed to waive or modify any restriction or obligation imposed by the Basic Resolution or any Supplemental Resolution upon TVA in respect of, or for the benefit of, any of the then outstanding Power Bonds.

Events of Default

Any of the following shall be deemed an “Event of Default” under the Basic Resolution: (1) default in the payment of the principal or redemption price of any Power Bond when due and payable at maturity, by call for redemption or otherwise; (2) default in the payment of any installment of interest on any Power Bond when due and payable for more than 30 days; or (3) failure of TVA to duly perform any other covenant, condition, or agreement contained in the Power Bonds or in the Basic Resolution or any Supplemental Resolution for 90 days after written notice specifying such failure has been given to TVA by the holders of at least five percent in aggregate principal amount of the then-outstanding Power Bonds.

Upon any such Event of Default, the holders of the Power Bonds may proceed to protect and enforce their respective rights, subject to the restrictions described below. The holders of at least five percent in aggregate principal amount of Power Bonds then outstanding shall, subject to certain restrictions, have the right and power to institute a proceeding (1) to enforce TVA’s covenants and agreements, (2) to enjoin any acts in violation of the rights of holders of Power Bonds, and (3) to protect and enforce the rights of holders of Power Bonds. Such holders have no right to bring any such action or proceeding against TVA unless they have given TVA written notice of an Event of Default and TVA has had a reasonable opportunity to take appropriate corrective action with respect thereto and has failed or refused to do so.

Power Bonds do not provide for acceleration upon an Event of Default.

Holders of a majority in aggregate principal amount of the outstanding Power Bonds have the right to direct the time, method, and place of conducting any proceeding for any remedy available and may waive any default and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Power Bonds.

CLEARANCE AND SETTLEMENT

The Clearing Systems

Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV, as the operator of the Euroclear System (“Euroclear”), each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Euroclear and Clearstream, Luxembourg are the principal Euromarket securities clearance and settlement organizations and provide various services, including safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Initial Settlement

On initial issue, all Bonds will be issued and settled through the U.S. Federal Reserve Banks book-entry system and held by Holders designated by the Managers. After initial issue, all Bonds will continue to be held by such Holders unless an investor arranges for the transfer of its Bonds to another Holder.

TVA understands that investors electing to hold their Bonds through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

With respect to secondary market trading in the Bonds, TVA understands the following procedures will apply. Transactions in the Bonds will be cleared and settled by Euromarket participants through the facilities of Euroclear and Clearstream, Luxembourg. The Bonds may be held of record only by entities eligible to maintain book-entry accounts with the U.S. Federal Reserve Banks. Select entities will hold the Bonds in their book-entry accounts with the FRBNY, as the depositaries for Euroclear and Clearstream, Luxembourg. The identity of and certain information about the Euroclear or Clearstream, Luxembourg depositaries may be obtained by contacting Euroclear or Clearstream, Luxembourg. Transfers of the Bonds between Clearstream, Luxembourg customers or Euroclear participants and investors holding directly or indirectly through the U.S. Federal Reserve Banks book-entry system (“Fed Users”) will be effected through the book-entry accounts of such depositaries as Holders with the FRBNY, thereby increasing or decreasing their respective holdings of the Bonds on behalf of Euroclear or Clearstream, Luxembourg.

Transfers between Fed Users will occur in accordance with applicable book-entry regulations promulgated by the U.S. Department of the Treasury. Transfers between Clearstream, Luxembourg customers and Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds in accordance with their applicable rules and operating procedures.

Cross-market transfers between Fed Users, on the one hand, and persons holding Bonds directly or indirectly through Euroclear or Clearstream, Luxembourg, on the other, will be effected on behalf of the relevant international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the system customer or participant in accordance with the system’s rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Bonds through its U.S. Federal Reserve account and making or receiving payment in accordance with normal procedures for immediately available funds settlement. Instructions of Clearstream, Luxembourg customers and Euroclear participants with respect to such transfers must be delivered to Euroclear or Clearstream, Luxembourg, as the case may be, and not to their U.S. depositaries.

Because of time-zone differences, credits of Bonds received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a Fed User will be made during the securities settlement processing for the business day following the U.S. Federal Reserve Banks book-entry system settlement date. Such securities credits will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on such following business day with the cash debt back-valued to, and the interest accruing from, the U.S. Federal Reserve Banks book-entry system settlement date. If, however, settlement is not completed on the intended value date (that is, if the trade fails), the trade would be valued as of the actual settlement date. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of Bonds by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Fed User will be received with value on the U.S. Federal Reserve Banks book-entry system settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement on the U.S. Federal Reserve Banks book-entry system.

From a Fed User’s standpoint, a cross-market transaction will settle no differently from a trade between two Fed Users.

Distributions of interest and principal with respect to the Bonds held through Euroclear or Clearstream, Luxembourg will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants on the same day (European time) as payment is made to Fed Users, subject to the relevant system’s rules and procedures, to the extent received and applied by its U.S. depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. See “U.S. Tax Matters.”

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of the Bonds among Fed Users, Euroclear, and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of TVA, the Managers, or the Fiscal Agent will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants or customers or indirect participants or customers of their obligations under the rules and procedures governing their operations.

LEGALITY OF INVESTMENT IN THE UNITED STATES

Each person or entity is advised to consult with its own counsel with respect to the legality of investment in the Bonds. Generally the following describes the legality of investment in the United States in Power Bonds.

Power Bonds are lawful investments and may be accepted as security for all fiduciary, trust, and public funds, the investment or deposit of which shall be under the authority or control of any officer or agency of the United States of America. 16 U.S.C. § 831n-4(d).

Power Bonds are acceptable as collateral for U.S. Treasury tax and loan accounts pursuant to 31 C.F.R. § 203.21(d) and 31 C.F.R. § 380.3.

U.S. national banks may deal in, underwrite, and purchase Power Bonds for their own accounts in an amount not to exceed 10 percent of unimpaired capital and surplus. 12 U.S.C. § 24, seventh paragraph.

U.S. Federal Reserve Banks may accept Power Bonds as eligible collateral for advances to member banks. 12 U.S.C. § 347 and 12 C.F.R. § 201.108(b)(13).

U.S. federal savings associations and U.S. federal savings banks may, to the extent specified in applicable regulations, invest in Power Bonds without regard to limitations generally applicable to investments. 12 U.S.C. § 1464(c)(1)(F).

Power Bonds are eligible as collateral for advances by U.S. Federal Home Loan Banks to members for which Power Bonds are legal investments. 12 U.S.C. § 1430(a) and 12 C.F.R. § 1266.7(a)(2).

U.S. federal credit unions may purchase Power Bonds, subject to applicable regulations. 12 U.S.C. § 1757(7)(E) and 12 C.F.R. Part 703.

Power Bonds are “obligations of a corporation which is an instrumentality of the United States” within the meaning of Section 7701(a)(19)(C)(ii) of the Internal Revenue Code of 1986, as amended (the “Code”) for purposes of the 60 percent of assets limitation applicable to U.S. building and loan associations.

U.S. TAX MATTERS

The following summary of certain U.S. federal income and estate tax and certain limited state and local tax consequences (where specifically noted) of the purchase, ownership, and disposition of the Bonds has been prepared by Orrick, Herrington & Sutcliffe LLP, as special U.S. tax counsel to TVA, and is based upon laws, regulations, rulings, and decisions, which are subject to change at any time, possibly with retroactive effect. The discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular investor in light of its personal investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, brokers, security dealers, traders in securities that elect to mark to market, banks, certain U.S. expatriates, life insurance companies, tax-exempt organizations, grantor trusts, S corporations, certain accrual method taxpayers that are required to prepare certified financial statements or file financial statements with certain regulatory or governmental agencies and, with limited exceptions, foreign investors), and generally does not address state and local taxation. Further, the discussion is limited to persons who will hold the Bonds as capital assets and does not deal with U.S. federal income tax consequences applicable to persons who will hold the Bonds in the ordinary course or as an integral part of their trade or business, or as part of a hedging, straddle, integrated or conversion transaction or persons whose functional currency is not the U.S. dollar. Furthermore, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Bond holder. Each prospective owner of a Bond is urged to consult with its own tax advisor with respect to the U.S. federal, state, and local tax consequences associated with the purchase, ownership, and disposition of a Bond, as well as the tax consequences arising under the laws of any other taxing jurisdiction, and may not construe the following discussion as legal advice. In this regard, it should be noted that the Bonds are not subject to redemption prior to their stated maturity by reason of the imposition of withholding or other tax or information reporting requirement by any jurisdiction, and TVA has no obligation to pay additional interest or other amounts if any withholding or other tax is imposed on payments on the Bonds (including, but not limited to, any withholding tax that may be imposed as a result of a failure to provide an applicable U.S. Internal Revenue Service form).

For purposes of this discussion, “U.S. Person” means a citizen or resident of the United States, a corporation organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust (i) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (ii) if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. The term “U.S. beneficial owner” means a U.S. Person that is a beneficial owner of a Bond. If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Bonds, the U.S. federal income tax treatment of a partner or such partnership generally will depend on the status of the partner as a U.S. Person or non-U.S. Person and the tax treatment of the partnership. Partners of partnerships that hold Bonds and such partnerships should consult their own tax advisors regarding the tax consequences applicable to their indirect ownership of the Bonds and their status as U.S. beneficial owners or non-U.S. beneficial owners.

U.S. Beneficial Owners

A U.S. beneficial owner is subject to U.S. federal income taxation on income on a Bond. The Act, however, provides that bonds issued by TVA are “exempt both as to principal and interest from all taxation now or hereafter imposed by any State or local taxing authority except estate, inheritance and gift taxes.” This exemption might not extend to franchise or other nonproperty taxes in lieu thereof imposed on corporations or to gain or loss realized upon the sale or exchange of a Bond, notwithstanding that such gain might in some cases be treated as interest income for U.S. federal income tax purposes.

The Bonds are expected to be issued with no more than a de minimis amount of original issue discount (“OID”). Accordingly, interest on a Bond will be taxable to a U.S. beneficial owner as ordinary income at the time that it is received or accrued, depending upon the U.S. beneficial owner’s method of accounting for U.S. federal income tax purposes. The Bonds are not exempt from U.S. federal income, estate, or gift tax. A portion of the price paid for a Bond may be allocable to interest that “accrued” prior to the date the Bond is purchased that has not been paid (“Accrued Interest”). TVA will treat the amount of such Accrued Interest as reducing the “issue price” of the Bonds.  Accordingly, on the first interest payment date after the date of purchase, U.S. beneficial owners of Bonds must treat the portion of the interest received equivalent to any Accrued Interest as a return of the Accrued Interest, and not as a payment of interest on the Bonds.

For U.S. federal income tax purposes, upon a sale, exchange or other taxable disposition of a Bond, a U.S. beneficial owner generally will recognize capital gain or loss (except to the extent of accrued and unpaid interest, and subject to the exception for certain Bonds acquired at a market discount, as discussed in the following paragraph) in an amount equal to the difference between the amount realized on the sale, exchange or other taxable disposition (not including any amounts attributable to accrued and unpaid interest, which will generally be taxable as ordinary income to the extent not previously included in income) and the U.S. beneficial owner’s adjusted basis on the Bond for U.S. federal income tax purposes.

If, after its initial offering, a U.S. beneficial owner purchases a Bond for less than its stated redemption price at maturity, in general, that difference will be market discount (unless the discount is less than ¼ of 1 percent of the stated redemption price at maturity of the Bond multiplied by the number of complete years remaining to maturity). In general, under the market discount rules, unless the U.S. beneficial owner elects to include market discount in income currently, any gain on a disposition of a market discount Bond will be ordinary income to the extent of accrued market discount, and deductions for some or all of the interest on any indebtedness incurred or continued to purchase or carry the Bond may be deferred until the disposition of the Bond. Generally, any election to include market discount in income currently applies to all debt instruments acquired by the electing U.S. beneficial owner during or after the first taxable year to which the election applies and is irrevocable without the consent of the U.S. Internal Revenue Service. A U.S. beneficial owner should consult a tax advisor before making the election.

A U.S. beneficial owner who purchases a Bond after its initial offering for an amount greater than the amount payable at maturity of the Bond may elect to treat the excess as amortizable bond premium. In the case of a U.S. beneficial owner that makes an election to amortize bond premium or has previously made an election that remains in effect, amortizable bond premium on the Bond generally will be treated as a reduction of the interest income on a Bond on a constant-yield basis (except to the extent regulations may provide otherwise) over the term of the Bond. The basis of a debt obligation purchased at a premium is reduced by the amount of amortized bond premium. An election to amortize bond premium generally applies to all debt instruments (other than tax-exempt obligations) held by the electing U.S. beneficial owner on the first day of the first taxable year to which the election applies or thereafter acquired by such owner, and is irrevocable without the consent of the U.S. Internal Revenue Service. A U.S. beneficial owner should consult a tax advisor before making the election.

A U.S. beneficial owner may elect to include in gross income all interest that accrues on a debt instrument using a constant-yield method (based on daily compounding). For purposes of this election, interest includes stated interest, OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If this election is made with respect to a debt instrument with amortizable bond premium, the electing U.S. beneficial owner will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. beneficial owner as of the beginning of the taxable year in which the debt instrument with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the U.S. Internal Revenue Service. If this election is made with respect to a debt instrument with market discount, the electing U.S. beneficial owner will be deemed to have elected to include market discount in income currently (as discussed above) with respect to all debt instruments acquired by the electing U.S. beneficial owner during or after the first taxable year to which the election applies, which election may not be revoked without the consent of the U.S. Internal Revenue Service.

Certain non-corporate U.S. beneficial owners of Bonds will be subject to a 3.8 percent tax on the lesser of (1) the U.S. beneficial owner’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and certain trusts) for the relevant taxable year and (2) the excess of the U.S. beneficial owner’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and certain trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances).  A U.S. beneficial owner’s calculation of net investment income generally will include its interest income on the Bonds and its net gains from the disposition of the Bonds, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. beneficial owner that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the Bonds.

Non-U.S. Beneficial Owners

Generally, subject to the discussions below under “- Backup Withholding” and “- FATCA,” a Bond holder that is not a U.S. Person (other than a Bond holder that is a partnership for U.S. federal income tax purposes) and that has no connection with the United States other than holding the Bond (a “non-U.S. beneficial owner”) will not be subject to U.S. federal withholding tax on interest paid by TVA on a Bond provided that the last U.S. Person in the chain of payment prior to payment to the non-U.S. beneficial owner has received in the year in which the payment occurs, or in either of the two preceding years, a statement that (i) is signed by the beneficial owner under penalties of perjury, (ii) certifies that such owner is not a U.S. beneficial owner and (iii) provides the name and address of the beneficial owner. The statement may be made on a U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or, in the case of certain non-U.S. beneficial owners, Form W-8EXP (collectively, “Form W-8”) or other appropriate form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. In certain circumstances, the above-described certification can be provided by a securities clearing organization or by certain other financial institutions and qualified intermediaries provided that the non-U.S. beneficial owner of the Bond has provided such entity with the appropriate certification or documentation establishing its foreign status. Additionally, in the case of Bonds held by a foreign partnership (a) the certification described above must be provided by the partners rather than by the foreign partnership and (b) the partnership must provide certain information.

Generally, any amount which constitutes capital gain to a non-U.S. beneficial owner upon retirement or disposition of a Bond will not be subject to U.S. federal income taxation. Certain exceptions may be applicable and individual non-U.S. beneficial owners are particularly urged to consult a tax advisor. Generally, the Bonds will not be includible in the U.S. federal estate of a non-U.S. beneficial owner.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the Bonds to beneficial owners who are not exempt recipients and who fail to provide certain identifying information (such as the beneficial owner’s U.S. taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients. Payments made in respect of the Bonds to a U.S. beneficial owner must be reported to the U.S. Internal Revenue Service, unless such U.S. beneficial owner is an exempt recipient or establishes an exemption. Compliance with the identification procedures (described in the preceding section) would generally establish an exemption from backup withholding for those non-U.S. beneficial owners who are not exempt recipients.

In addition, upon the sale of a Bond to (or through) a broker, the broker must withhold a percentage of the gross sales proceeds, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. beneficial owner, certifies that such seller is a non-U.S. beneficial owner (and certain other conditions are met). Such a sale must also be reported by the broker to the U.S. Internal Revenue Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the beneficial owner’s non-U.S. status usually would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. The term “broker” generally includes all persons who, in the ordinary course of a trade or business, stand ready to effect sales made by others, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker, as well as to a foreign office of a foreign broker if the broker is (i) a controlled foreign corporation within the meaning of Section 957(a) of the Code, (ii) a foreign person 50 percent or more of whose gross income from all sources for the 3-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States or (iii) a foreign partnership if it is engaged in a trade or business in the United States or if 50 percent or more of its income or capital interests are held by U.S. Persons.

Generally, any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or credit against such beneficial owner’s U.S. federal income tax.

FATCA

Sections 1471 through 1474 of the Code (“FATCA”) impose a 30 percent withholding tax on certain types of payments made to foreign financial institutions, unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned entities, annually report certain information about such accounts, and withhold 30 percent on payments to account holders whose actions prevent it from complying with these and other reporting requirements, or unless the foreign financial institution is otherwise exempt from those requirements. In addition, FATCA imposes a 30 percent withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner. Failure to comply with the additional certification, information reporting and other specified requirements imposed under FATCA could result in the 30 percent withholding tax being imposed on payments of U.S. source interest (including OID). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Withholding under FATCA currently applies to payments of U.S. source interest (including OID). Additionally, pursuant to current guidance, withholding under FATCA generally will apply to certain “pass-thru” payments no earlier than the date that is two years after the publication of final U.S. Treasury Regulations defining the term “foreign pass-thru payments.” An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury Regulations or other guidance may modify these requirements. In many cases, non-U.S. beneficial owners may be able to indicate their exemption from, or compliance with, FATCA by providing a properly executed and applicable U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-8ECI, as applicable, to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a holder to establish an exemption from withholding under FATCA to the applicable withholding agent. Prospective investors should nonetheless consult their own tax advisors regarding FATCA and its effect on them.

SUBSCRIPTION AND SELLING

Subject to the terms and conditions set forth in the Subscription Agreement dated May 6, 2020 (the “Subscription Agreement”) relating to the Bonds, TVA has agreed to sell to each of the Managers named below (the “Managers”), and each of the Managers has, severally and not jointly, agreed to purchase, the principal amount of Bonds set forth opposite its name below:

Manager	Principal Amount
Barclays Capital Inc.............................................................................................	$ 225,000,000
BofA Securities, Inc.............................................................................................	$ 225,000,000
Morgan Stanley & Co. LLC.................................................................................	$ 225,000,000
TD Securities (USA) LLC....................................................................................	$ 225,000,000
BNP Paribas Securities Corp................................................................................	$ 25,000,000
Citigroup Global Markets Inc...............................................................................	$ 25,000,000
RBC Capital Markets, LLC..................................................................................	$ 25,000,000
Wells Fargo Securities, LLC.................................................................................	$ 25,000,000
U.S. $ 1,000,000,000

The Subscription Agreement provides that the obligations of the Managers are subject to certain conditions precedent and that the Managers will be obligated to purchase all of the Bonds if any are purchased.

The Managers have advised TVA that they propose to offer all or part of the Bonds directly to the public initially at the offering price set forth on the cover page of this Offering Circular and may offer the Bonds to dealers at such price less a concession not in excess of 0.200% of the principal amount of the Bonds. The Managers may allow and such dealers may re-allow discounts not in excess of 0.100% of the principal amount of the Bonds to certain other dealers. After the initial offering, the public offering price and concession may be changed.

Certain of the Managers may engage in transactions that stabilize, maintain, or otherwise affect the price of the Bonds. Specifically, the Managers may overallot in connection with the offering, creating a short position in the Bonds for their own accounts. In addition, to cover overallotments or to stabilize the price of the Bonds, the Managers may bid for, and purchase, the Bonds in the open market and may impose penalty bids. Such transactions may be effected in the over-the-counter market or otherwise and may include short sales and purchases to cover positions created by short sales. Any of these activities may stabilize, maintain, or otherwise affect the market price of the Bonds. The Managers are not required to engage in these activities and may end any of the activities at any time, without notice.

European Economic Area and the United Kingdom

Pursuant to the Subscription Agreement, each Manager represents, warrants, and agrees to and with TVA that such Manager has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Bonds to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom.

For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)
a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.

Pursuant to the Subscription Agreement, each Manager represents, warrants and agrees to and with TVA that in relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), each such Manager has not made and will not make an offer of Bonds which are the subject of the offering contemplated by this Offering Circular to the public in that Relevant State, except that it may make an offer of such Bonds to the public in that Relevant State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant Manager or Managers nominated by TVA for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Bonds shall require TVA or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Bonds to the public” in relation to any Bonds in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

In relation to the United Kingdom, pursuant to the Subscription Agreement, each Manager represents, warrants, and agrees to and with TVA that such Manager (i) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and the rules and regulations thereunder with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom; and (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to TVA.

Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Offering Circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Managers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The contents of this Offering Circular have not been reviewed by any regulatory authority in Hong Kong.

The Bonds have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (“CO”), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in this Offering Circular being a “prospectus” within the meaning of the CO or which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), and no advertisement, invitation or document relating to the Bonds may be issued or distributed or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Singapore

This Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, this Offering Circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)     a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivative’s contracts (each term as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Bonds pursuant to an offer made under Section 275 of the SFA except:

(1)     to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)     where no consideration is or will be given for the transfer;

(3)     where the transfer is by operation of law;

(4)     as specified in Section 276(7) of the SFA; or

(5)     as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and
Securities-based Derivative Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Singapore Securities and Futures Act Product Classification: The Bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
People’s Republic of China

This Offering Circular does not constitute a public offer of the Bonds, whether by way of sale or subscription, in the People’s Republic of China (for the purpose of this Offering Circular only, not including Hong Kong, Macau or Taiwan, the “PRC”). The Bonds are not being offered and may not be offered or sold, directly or indirectly, in the PRC to or for the benefit of, legal or natural persons of the PRC.

Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”), and each Manager has represented and agreed that it has not offered or sold and will not offer or sell any Bond, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan.

The primary offering of the Bonds and the solicitation of an offer for acquisition thereof have not been and will not be registered under Paragraph 1, Article 4 of the FIEA. As it is a primary offering, in Japan, the Bonds may only be offered, sold, resold, or otherwise transferred, directly or indirectly to, or for the benefit of, a qualified institutional investor (“QII”) defined in Article 10 of the Cabinet Ordinance Concerning Definitions under Article 2 of the FIEA (Ordinance No. 14 of 1993, as amended). A person who purchased or otherwise obtained the Bonds cannot resell or otherwise transfer the Bonds in Japan to any person except another QII.

General
Purchasers of Bonds may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth above.

All secondary trading in Bonds will settle in immediately available funds. See “Clearance and Settlement ─ Secondary Market Trading.”

TVA has agreed to indemnify the Managers against certain civil liabilities or to contribute to payments the Managers may be required to make in respect of such civil liabilities.

The Managers and/or their affiliates have performed, and may in the future perform, services for TVA in the normal course of business. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Managers and their affiliates may make or hold a broad array of investments and actively trade debt securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of TVA. If any of the Managers or their affiliates have a lending relationship with TVA, certain of those Managers or their affiliates routinely hedge, and certain other of those Managers or their affiliates may hedge, their credit exposure to TVA consistent with their customary risk management policies. Typically, these Managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in TVA’s securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The Managers and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

GENERAL INFORMATION

1. The issuance of the Bonds was authorized pursuant to the Resolutions. At the date of issue, all necessary legal authorizations for issuance of the Bonds will have been obtained by TVA.

2. The Bonds are expected to be accepted for clearance by Euroclear and Clearstream, Luxembourg. The identifying numbers are as set forth on page 8.

3. As of the date of this Offering Circular, there has been no material adverse change in the financial position of TVA since September 30, 2019.

4. There is no litigation, actual or threatened, which relates to TVA and to which TVA is a party or of which TVA has been notified that it will be made a party which is material in the context of the issuance of the Bonds which is not described in the Offering Documents.

5. As provided under “Where You Can Find More Information,” TVA has incorporated herein by reference the Annual Report, Quarterly Reports, and Current Reports. The Annual Report contains TVA’s audited financial statements for the fiscal year ended September 30, 2019, which were prepared in accordance with generally accepted accounting principles in the United States.  These financial statements include TVA’s financial information as of September 30, 2019 and September 30, 2018.

VALIDITY OF BONDS

The validity of the Bonds will be passed upon for TVA by Sherry A. Quirk, Esq., Executive Vice President and General Counsel of TVA, or her designee, and for the Managers by White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, U.S.A.

* * * * * *

Any statements in this Offering Circular involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact. This Offering Circular is not to be construed as a contract or agreement with the purchaser of any of the Bonds.

TENNESSEE VALLEY AUTHORTIY

By: /s/ Tammy W. Wilson

Tammy W. Wilson
Vice President, Treasurer and Chief Risk Officer
Date: May 6, 2020

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PRINCIPAL EXECUTIVE OFFICE OF TVA
400 West Summit Hill Drive
Knoxville, TN 37902
U.S.A.

FISCAL AGENT
U.S. Federal Reserve Banks
c/o Federal Reserve Bank of New York
100 Orchard Street, First Floor
East Rutherford, New Jersey 07073
U.S.A.

U.S. TAX AND LEGAL ADVISORS TO TVA	LEGAL COUNSEL FOR TVA
Orrick, Herrington & Sutcliffe LLP	Sherry A. Quirk, Esq.
51 West 52nd Street New York, NY 10019 U.S.A.	Executive Vice President and General Counsel Tennessee Valley Authority
400 West Summit Hill Drive Knoxville, TN 37902
U.S.A.

U.S. LEGAL ADVISORS TO THE MANAGERS
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
U.S.A.

AUDITORS TO TVA
Ernst & Young LLP
1110 Market Street, Suite 216
Chattanooga, TN 37450
U.S.A.